CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2012, with respect to the financial statements of American Realty Capital Trust IV, Inc. (a Maryland Corporation in the Development Stage) contained in this Pre-effective Amendment No. 1 to the Registration Statement and Prospectus on Form S-11. We consent to the use of the aforementioned report in this Pre-effective Amendment No. 1 to the Registration Statement and Prospectus, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

May 1, 2012